Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of EVgo Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2022 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2022

By:	/s/ Cathy Zoi
Name:	Cathy Zoi
Title:	Chief Executive Officer

By:	/s/ Olga Shevorenkova
Name:	Olga Shevorenkova
Title:	Chief Financial Officer